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                                             FOR:  SKILLSOFT PLC

                                                   COMPANY CONTACT:
                                                   Tom McDonald
                                                   Chief Financial Officer

DRAFT - DO NOT RELEASE
                                                   (603) 324-3000, x4232

                                                   INVESTOR CONTACTS:
                                                   Michael Polyviou/Kirin Smith
                                                   Financial Dynamics
                                                   (212) 850-5748

               SKILLSOFT REPORTS FINANCIAL TARGETS FOR FISCAL 2006
                     PROVIDES UPDATE ON FISCAL 2005 TARGETS
                 ANNOUNCES SMARTCERTIFY SUBSIDIARY PLANNED SALE
                 ANNOUNCES NEW TELESALES DISTRIBUTION INITIATIVE

NASHUA, NH, MARCH 14, 2005 - SkillSoft PLC (NASDAQ: SKIL), a leading provider of content resources and complementary technologies for integrated enterprise learning, today provided an update on targets for the fiscal year ended January 31, 2005 (fiscal 2005) and for its fiscal 2005 fourth quarter and its outlook for its fiscal year ending January 31, 2006 (fiscal 2006). The Company expects that it will announce its actual fiscal 2005 fourth quarter and fiscal 2005 results later in March 2005. The Company is issuing this press release to allow SkillSoft to discuss its update on fiscal 2005 financial targets and fiscal 2006 outlook in public speaking engagements that will take place prior to the complete earnings release.

UPDATE ON FISCAL 2005 TARGETS

The following update on fiscal 2005 targets is subject to changes which may result from the completion of the Company's fiscal 2005 audit and certain other matters discussed herein, including the impact, if any, of the sale or shutdown of the SmartCertify operation.

The Company expects fourth quarter revenue will be at the lower end of its previously estimated range of $56.0 to $61.0 million. As a result, fiscal 2005 revenue is also expected to be at the lower end of the previously estimated range of between $212.0 and $217.0 million.

The Company anticipates that fourth quarter net income, excluding the restructuring costs associated with the reorganization of the content development organization discussed in our third quarter earnings release and the closure of our German direct sales office, will be at the lower end of the previously estimated range of between $0.03 and $0.07 per basic and diluted share. Accordingly, fiscal 2005 net income, excluding these costs, also is expected to be at the lower end of the previously estimated range of $0.11 to $0.15 per basic and diluted share.

SkillSoft anticipates reporting approximately $65 million in cash and investments as of January 31, 2005.

On a net basis, which considers only receivable balances for which revenue has been recorded, days sales outstanding (DSOs) are expected to be in the targeted range for the fiscal 2005 fourth quarter at approximately 19 days. On a gross basis, which considers all items billed as receivables, which includes deferred revenue, DSOs are expected to be approximately 142 days in the fourth quarter of fiscal 2005.
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For each of the previous four quarters in fiscal 2005, the Company's average annual contract length ranged from 18 to 24 months with an average of 19 months in the fourth quarter. For each of these four quarters, the average annual contract value ranged from $69,000 to $237,000 with an average of $135,000 in the fourth quarter of fiscal 2005. SkillSoft's average contract value for the fiscal 2005 fourth quarter was $214,000.

The Company's dollar weighted renewal rate declined to 48% for the fiscal year ended January 31, 2005 compared to 65% for the fiscal year ended January 31, 2004. This decrease was due mainly to competitive pricing pressures. Customers upgraded their annual dollar commitments to the Company by an average of 120% for the fiscal year ended January 31, 2005 compared to 121% for the fiscal year ended January 31, 2004. The combined dollar renewal rate for the fiscal year ended January 31, 2005 was 91%. This new metric combines the dollar renewal rate on expiring customers and the dollar upgrade rate on all existing customers (committed and expiring) to provide a single metric that compares existing customer contract dollars spent with SkillSoft year over year. This new combined dollar renewal rate metric is what SkillSoft will report going forward on an annual basis in place of the customer upgrade rate and expiring customer renewal rate metrics previously reported.

"Fiscal 2005 was another challenging year, and I believe we met the challenges we encountered effectively. We have strengthened SkillSoft's position as a leader in the e-learning industry," commented Chuck Moran, President and Chief Executive Officer. "SkillSoft has addressed pressures in its traditional product markets by aggressively investing in new products which represent revenue growth opportunities. We are also initiating a new distribution growth strategy to complement our current direct sales model. With the help of a leading consulting firm specializing in the creation and development of telesales operations, we expect a new revenue generating sales capability focused on small to mid-size companies to be operational by the third quarter of this year, fiscal 2006. We continue to aggressively pursue new revenue opportunities that we believe will further expand our market position in the future," commented Chuck Moran.

SMARTCERTIFY SUBSIDIARY PENDING SALE TRANSACTION

The Company has entered into a non-binding letter of intent with respect to the sale of its retail IT certification business, SmartCertify. In the event the transaction is not consummated as anticipated, the Company will shut down the operation. As previously noted in our fiscal 2005 third quarter earnings release, the SmartCertify IT Certification focused direct-to-consumer business has contributed less revenue than expected. This planned action will allow us to fully focus our attention and resources on our core enterprise business. The Company engaged an investment banker to assist it in eliciting acquisition proposals for this business and has progressed to discussions with a buyer to the point where the Company expects to consummate a transaction in the fiscal 2006 first quarter. The Company is now working on finalizing sale terms with the potential purchaser. If SmartCertify is sold, SkillSoft will maintain a reseller arrangement with the new organization. If the Company were to shutdown the operation, a plan to do so would be established. Such plan would outline a timeline and schedule of costs associated with the shutdown. The Company would not maintain a reseller arrangement under a shut down scenario. In either a shutdown or a sale scenario, the Company will maintain the existing customer contracts and service those contracts until the contractual obligation is fulfilled. This decision process is expected to be finalized in the first quarter of fiscal 2006. The current fiscal 2006 financial targets, detailed below, assume SmartCertify's full operation for the fiscal 2006 first quarter and a reseller arrangement for the remaining three quarters of fiscal 2006. The accounting for this transaction is currently being reviewed, and any effect on the fiscal 2005 or 2006 earnings outlook would be announced after the finalization of the transaction. Whether SmartCertify is sold or shut down, the Company anticipates recognizing revenue from the deferred revenue balance related to direct-to-consumer business over the succeeding 18 to 24 months following
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the sale or shutdown. Substantially all of the sales, marketing and administrative costs, on a going forward basis following a sale or shutdown, will be eliminated.

FISCAL 2006 OUTLOOK

For fiscal 2006, the Company is currently anticipating revenue to be in the range of $200.0 to $206.0 million. This revenue target assumes that the current competitive pricing environment will continue and offset revenue growth from new customers and new product initiatives and also assumes the impact of the sale of the SmartCertify business.

The Company estimates that its 12-month non-cancelable revenue backlog at January 31, 2005 was approximately $168 million, which represents approximately 83% of the midpoint of the Company's revenue expectations for fiscal 2006.

The Company currently anticipates that it will achieve adjusted net income for fiscal 2006 of between $8.0 and $13.0 million, or $0.08 to $0.12 per basic and diluted share.

Adjusted net income represents GAAP net income, with the exclusion of the following items: (1) foreign exchange gains or losses; (2) expensing of stock options beginning in the third quarter of fiscal 2006; (3) any settlement with the Company's insurers related to the 2002 class action litigation settlement, related litigation and SEC investigation; and (4) the other contingencies described in the eighth paragraph of this FISCAL 2006 OUTLOOK section. The most significant non-cash items included in projected adjusted net income are the following: (1) amortization of intangible assets and deferred compensation of approximately $10.0 million; and (2) a non-cash tax provision of approximately $3.5 to $6.1 million. Also included in the adjusted net income forecast is a charge of $600,000 related to a payment expected to be made to Greg Priest triggered by a planned amendment to his employment agreement in connection with a change in this role from Chief Strategy Officer to strategic advisor and a reduction in his annual compensation commensurate with his changed role.

Adjusted net income is a non-GAAP financial measure within the meaning of applicable SEC regulations. SkillSoft is presenting this measure (for both fiscal 2006 and the first quarter of fiscal 2006) because it is currently unable to estimate the amount of the items excluded from adjusted net income and it believes that presenting this measure presents investors with meaningful information about the Company's projected operating performance for fiscal 2006. The Company anticipates that it will have 108 million to 112 million diluted shares outstanding for earnings per share (EPS) calculation purposes.

The Company expects gross margin to be in the range of 88% to 90% of revenue for fiscal 2006. Research and development expenses are expected to be in the range of $36.0 to $38.0 million. Sales and marketing expenses are expected to be in the range of $89.0 to $91.0 million, including the investment in the new telesales distribution capability, which is being outsourced to a leading consulting firm. General and administrative expenses are expected to be in the range of $27.0 to $28.0 million. Amortization of intangible assets and deferred compensation is expected to be approximately $10.0 million. Provision for income taxes is expected to be in the range of $4.0 to $7.0 million, or approximately 28% to 34% of net income. Only $0.5 to $0.9 million of this amount is expected to be represented by actual cash tax payments. The remainder of the provision ($3.5 to $6.1 million) is non-cash due to the utilization of net operating loss carry forwards acquired in the merger. The non-cash portion of the provision for income tax will reduce goodwill on the Company's balance sheet. Interest income is expected to be in the range of $0.4 to $0.5 million. Additionally, capital expenditures are expected to be in the range of $6.0 to $8.0 million, and depreciation expense is expected to be in the range of $6.0 to $8.0 million.

For the first quarter of fiscal 2006 ending April 30, 2005, the Company currently anticipates revenue to be in the range of $49.0 to $51.0 million. The Company currently anticipates adjusted net income for the fiscal 2006 first quarter to be between $0.0 and $1.0 million, or $0.00 to $0.01 per basic and diluted share.
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The Company's fiscal 2006 earnings outlook also excludes the potential negative impact of the resolution of litigation matters and potential restructuring charges, as well as the potential impact of any future acquisitions or divestitures, including potential non-recurring acquisition related expenses and the amortization of any purchased intangibles and deferred compensation charges resulting from an acquisition transaction. The outlook also excludes the effect of a public offering or other financing arrangements that could impact outstanding shares and thereby the Company's EPS outlook.

CONFERENCE CALL

In conjunction with this release, management will conduct a conference call on Monday, March 14, at 9am ET to discuss the Company's fiscal 2006 outlook. Chuck Moran, President and Chief Executive Officer, and Tom McDonald, Chief Financial Officer, will host the call.

To participate in the conference call, local and international callers can dial 973-935-2408. The live conference call will be available via the Internet by accessing the SkillSoft Web site at www.skillsoft.com. Please go to the Web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

A replay will be available from 1:00 p.m. ET on March 14, until 11:59 p.m. ET on March 21, 2005. The replay number is 973-341-3080, passcode: 5808332. A webcast replay will also be available on SkillSoft's Web site at www.skillsoft.com.

ABOUT SKILLSOFT

SkillSoft is a leading provider of comprehensive e-learning content and technology products for business and IT professionals within the Global 2000. SkillSoft's multi-modal learning solutions support and enhance the speed and effectiveness of both formal and informal learning processes and integrate SkillSoft's in-depth content resources, learning management platform, virtual classroom technology and support services.

Content offerings include SkillSoft's business and IT skills courseware collections; ITPro(TM), BusinessPro(TM), FinancePro(TM), EngineeringPro(TM), OfficeEssentials(TM) and ExecSummaries(TM) Referenceware(R) collections by Books24x7(R); and health and safety compliance courseware by GoTrain. SkillSoft's complementary technologies include SkillPort(R), the Company's learning management platform with its powerful Search-and-Learn capabilities, and SkillSoft(R) Dialogue(TM), the Company's newly introduced virtual classroom offering with associated tools for blended learning solutions. For more information, visit http://www.skillsoft.com.
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SkillSoft, the SkillSoft logo, Ahead of the Learning Curve, SkillPort,
Search-and-Learn, SkillChoice, Books24x7, Referenceware, ITPro, BusinessPro, OfficeEssentials, EngineeringPro, ExecSummaries, ExecBlueprints, Express Guide and SkillSoft Dialogue are trademarks or registered trademarks of SkillSoft PLC in the United States and certain other countries.

This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other risk factors disclosed under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Future Operating Results" in SkillSoft's Quarterly Report on Form 10-Q for the quarter ended October 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of March 14, 2005. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.###

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